EXHIBIT 99.1
ASHFORD HOSPITALITY TRUST
First Quarter 2025 Conference Call
May 7, 2025
10 a.m. CT

Introductory Comments – Deric Eubanks
Good morning and welcome to today’s conference call to review results for Ashford Hospitality Trust for the first quarter of 2025 and to update you on recent developments. On the call today will also be: Stephen Zsigray, President and Chief Executive Officer; and Chris Nixon, Executive Vice President and Head of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call, and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on May 6, 2025, and may also be accessed through the Company’s website at www.ahtreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the first quarter ended March 31, 2025 with the first quarter ended March 31, 2024.
I will now turn the call over to Stephen Zsigray. Please go ahead.
Introduction – Stephen Zsigray
Good morning, everyone, and thank you for joining us today. After my introductory comments, Deric will review our first quarter financial results, and then Chris will provide an operational update on our portfolio.
Our first quarter performance was highlighted by 3.2% Comparable RevPAR growth, 3.6% Comparable total revenue growth, and 8.7% growth in Comparable Hotel EBITDA. We’re very pleased with these results, which clearly underscore the impact of the strategic decisions our team has made over the past several quarters and the strength of our high-quality, geographically diverse portfolio.
We’re also happy to report the first full quarter results following our recent conversions of the La Concha Hotel in Key West to Marriott’s Autograph Collection and the Le Pavillon Hotel in New

Orleans to Marriott’s Tribute Portfolio. Le Pavillon had an outstanding quarter, with 78% total revenue growth over the prior year quarter, while La Concha realized 27% total revenue growth over the same period.
Late last year, we announced GRO AHT, a transformative initiative aimed at driving $50 million in run-rate EBITDA improvement. Realizing outsized improvement in property-level performance is critical to achieving that goal, and our nearly 9% year-over-year improvement in Comparable Hotel EBITDA for the quarter reflects the tremendous efforts that our asset management team and property managers have made to drive revenue growth while aggressively managing operating expenses.
In addition to strong property performance, we’ve also realized substantial reductions to corporate expenses as part of our GRO AHT initiative. Our Board of Directors approved a 50% reduction in cash compensation for board members, while also reducing the current size of the Board from nine members down to seven. Additionally, total incentive awards granted to executive management and other associates were reduced by more than 50% relative to recent years. Lastly, our advisor, Ashford Inc. has now fully implemented a number of corporate cost-saving measures for Ashford Trust. Several initiatives remain underway, but we now expect fully-implemented GRO AHT initiatives to contribute more than $30m of run-rate EBITDA improvement towards our $50m goal.
Since year end, we’ve also continued to make improvements to our capital structure.
In January, we closed on the sale of the Courtyard Boston Downtown for $123.0 million. The 6.9% trailing cap rate achieved on sale highlighted the intrinsic value within our portfolio, provided important deleveraging for our largest loan pool, and resulted in significant capital expenditure savings.
In mid February, we completed the refinancing of 16 assets spanning 4 mortgage loans with final maturities in the first half of the year. This refinancing also enabled us to achieve another significant milestone as we fully repaid the remaining balance on our corporate strategic financing, leaving the company completely free of corporate debt.
In late February, we extended our mortgage loan secured by the 141-room Hotel Indigo Atlanta Midtown in Atlanta, Georgia. The extension provides for an initial maturity in February of 2026 and a one-year extension option, subject to the satisfaction of certain conditions, with a final maturity date in February 2027. The loan has a current balance of $12.3 million and bears interest at a floating rate of SOFR + 2.75%.
Most recently, in April, we extended our MS 17 mortgage loan secured by 17 hotels. The extension provides for an initial maturity in March of 2026 and 2 one-year extension options, subject to the satisfaction of certain conditions, with a final maturity date in March 2028. The loan has a current balance of $410 million and continues to bear interest at a floating rate of SOFR + 3.39%.
As previously discussed, our non-traded preferred stock offering closed at the end of March. This capital raise allowed us to access substantial capital totaling $212 million in gross proceeds. We have launched our follow-on offering of non-traded preferred stock and expect this to be an important source of capital for continued deleveraging and future growth.
We believe these coordinated efforts are opening a new chapter for Ashford Trust, and the collective impact was evident in our company results for the first quarter.

Looking ahead to the rest of 2025, while macroeconomic events have introduced uncertainty to industry forecasts, we remain focused on controlling what we can control and achieving our GRO AHT goal by maximizing the performance and value of our hotels and further reducing corporate expenses. We also plan to continue making improvements to our capital structure by pushing out remaining near-term debt maturities and exploring strategic dispositions to better position the company moving forward.
I will now turn the call over to Deric to review our first quarter financial performance.
Financial Review – Deric Eubanks
Thanks, Stephen.
For the first quarter, we reported a net loss attributable to common stockholders of $(27.8) million, or $(4.91) per diluted share.
For the quarter, we reported AFFO per diluted share of negative $(0.98). Importantly, total AFFO improved by $8.2 million over the prior year quarter.
Adjusted EBITDAre for the quarter was $61.7 million, which reflected a $2.2 million increase over the prior year quarter. With total revenue down $26.5 million compared to the prior year quarter, this Adjusted EBITDAre result reflects our focus on cost saving measures at both the property level and corporate level.
At the end of the first quarter, we had $2.6 billion of loans with a blended average interest rate of 8.1%, taking into account in-the-money interest rate caps. Considering the current level of SOFR and the corresponding interest rate caps, approximately 23% of our debt is now effectively fixed and 77% is effectively floating.
We ended the quarter with cash and cash equivalents of $85.8 million and restricted cash of $139.2 million. The vast majority of that restricted cash is comprised of lender and manager-held reserve accounts, and $2.6 million related to trapped cash held by lenders. Our restricted cash increased $39 million from the previous quarter and the vast majority of that cash is set aside for future capital expenditures. At the end of the quarter, we also had $22.1 million due from third-party hotel managers. This primarily represents cash held by one of our property managers, which is also available to fund hotel operating costs. We ended the quarter with net working capital of approximately $156 million, which was $34 million higher than the previous quarter.
As of March 31, 2025, our consolidated portfolio consisted of 72 hotels with 17,329 rooms.
After taking into account our recently completed 1-for-10 reverse stock split, our share count currently stands at approximately 5.9 million fully diluted shares outstanding, which is comprised of 5.8 million shares of common stock and 0.1 million OP units.
As Stephen mentioned, we closed our offering of Series J and Series K non-traded preferred stock on March 31, 2025. Since launching the offering in 2022, we raised approximately $212 million of gross proceeds from the sale of our Series J and Series K non-traded preferred stock.
While we are currently paying our preferred dividends quarterly or monthly, we do not anticipate reinstating a common dividend in 2025.

This concludes our financial review, and I would now like to turn it over to Chris to discuss our asset management activities for the quarter.
Asset Management – Chris Nixon
Thank you, Deric.
During the first quarter of 2025, our geographically diverse portfolio delivered strong results, highlighting both the quality of our assets and the effectiveness of our strategic initiatives. Comparable Hotel RevPAR increased by 3% over the prior year period, reflecting the successful execution of our top line strategies. This performance was supported by our ability to capture elevated demand tied to the presidential inauguration and several high-profile events. In Washington, D.C., over the three day period extending from January 18th through January 20th, inauguration-related demand drove 95% occupancy across our hotels and generated over $1.6 million in incremental room revenue compared to the prior year period. We are particularly proud of our asset management team, whose exceptional efforts were instrumental in driving these results—despite continued softness in the government segment and related travel. Even with these challenges, Hotel EBITDA across the entire portfolio grew 9% during the first quarter over the prior year quarter. These results were driven in large part by the implementation of several “GRO AHT” initiatives that were in full swing during the quarter. The properties’ disciplined focus on maximizing ancillary revenue and executing targeted expense management strategies has set a strong foundation for the year ahead. With that, I would now like to highlight a few recent success stories from across our portfolio.
Group room revenue pace remains positive across the portfolio despite broader macroeconomic pressures. For every quarter of 2025, Group rate is pacing ahead of the respective prior year periods. Starting in February, we observed softness in a few markets—largely attributable to recent policy changes and actions by DOGE. The top five hotels in the portfolio by key count closed the quarter with a 10% increase in group room revenue pace compared to the prior year. Looking ahead, these properties are well positioned for sustained performance, with group revenue pace up 6% for full-year 2025 and 6% for 2026. We are also encouraged by the pipeline of event-driven opportunities, particularly the FIFA World Cup 2026, which will run from early June through mid-July across several key U.S. markets, including Miami, Dallas, and Washington, D.C.
Turning to operating margins, as we have discussed on prior calls, we remain focused on reducing costs through operational improvements and enhanced efficiencies. I am pleased to report that first quarter Hotel EBITDA margin expanded by approximately 131 basis points compared to the prior year period. As part of our “GRO AHT” initiative, we have taken decisive strategic actions over the past several months to enhance hotel-level EBITDA and improve overall profitability—while maintaining service standards. As Stephen mentioned, we have worked closely with our largest property manager, Remington, as well as other brand managers, to implement a range of cost optimization measures. Looking ahead, we believe the “GRO AHT” initiative positions us to establish a more sustainable and efficient operating model. As we move through the remainder of 2025, we will continue to proactively identify new opportunities to strengthen hotel-level performance and maximize long-term value.
Last quarter, we highlighted the completion of our strategic repositioning of the Crowne Plaza in Key West, Florida, into La Concha - now part of Marriott’s Autograph Collection. The property officially converted on December 6th following a $36 million renovation. In its first full quarter under the Autograph flag, the hotel delivered strong results, with RevPAR up 16% and total revenue increasing 27% compared to the prior year period. We anticipate continued upside as four new food and beverage outlets ramp up, including a full-service dinner restaurant that launched midway through the first quarter of 2025. Le Pavillon also delivered a solid first quarter following its conversion to Marriott’s Tribute Portfolio. RevPAR increased 87% over the prior year period, and Hotel EBITDA reached $1.3 million - an improvement of nearly $1 million compared to the prior year period. The hotel benefited from both its brand repositioning and heightened demand associated with the Super Bowl and Mardi Gras, driving a 313% increase in group room revenue compared to the prior year period. During Super Bowl weekend, Le Pavillon achieved 100% occupancy for four consecutive nights, with ADR exceeding $900 per night.
Turning to the impact of the 2024 Florida hurricanes, several of our properties played a meaningful role in supporting recovery efforts during the first quarter. Residence Inn Orlando Sea World and Hilton Tampa provided extended accommodations to construction crews and displaced residents, helping meet critical housing needs during a period of disruption. Residence Inn Orlando was the only hotel in its competitive set registered for the FEMA program, which allowed the hotel to support federal recovery efforts by providing nearly 4,500 room nights to those affected. This generated approximately $1.2 million in revenue while serving as a vital resource for the community.
Moving on to capital expenditures, during the first quarter of 2025, we advanced several key property improvement initiatives aligned with brand franchise agreement renewals and our ongoing commitment to elevating the guest experience. Notable projects included the launch of a comprehensive guestroom renovation at Courtyard Bloomington, the completion of public space renovations at Hampton Inn Evansville, and the guestrooms renovation at Embassy Suites West Plam Beach. In the second quarter, we will begin a guestrooms renovation at Hilton Garden Inn Austin, which will also include upgrades to the restaurant and meeting space—enhancing the property's appeal and leveraging its premier downtown location. Looking ahead, we plan to initiate additional capital projects later this year, including a guestrooms renovation at Hilton Garden Inn Virginia Beach, public space enhancements at the Westin Princeton, and the strategic brand conversions of Sheraton Mission Valley and Sheraton Anchorage into Hyatt Regency hotels. These initiatives are consistent with our disciplined capital deployment strategy and underscore our focus on long-term value creation through portfolio quality and brand alignment. For full year 2025, we anticipate capital expenditures will range between $95 and $115 million.
Looking ahead, we are actively rolling out additional “GRO AHT” initiatives aimed at enhancing operational performance. We are also focused on reducing energy costs, optimizing contract labor utilization, and cutting travel expenses - all designed to drive efficiency, lower costs, and improve profitability. We remain optimistic about our portfolio’s outlook for 2025 and confident in our ability to unlock additional value.
That concludes our prepared remarks, and we will now open the call up for Q&A.
Conclusion – Post Q&A
Stephen Zsigray
Thank you for joining today’s call, and we look forward to speaking with you all again next quarter.
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